UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2017

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-9936	EDISON INTERNATIONAL	California	95-4137452
1-2313	SOUTHERN CALIFORNIA EDISON COMPANY	California	95-1240335

2244 Walnut Grove Avenue (P.O. Box 976) Rosemead, California 91770 (Address of principal executive offices)	2244 Walnut Grove Avenue (P.O. Box 800) Rosemead, California 91770 (Address of principal executive offices)
(626) 302-2222 (Registrant's telephone number, including area code)	(626) 302-1212 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
MHI Arbitration Decision
On March 13, 2017, Edison International’s subsidiaries, Southern California Edison Company (“SCE”) and Edison Material Supply LLC, received the decision from the International Chamber of Commerce (“ICC”) International Court of Arbitration on claims against Mitsubishi Heavy Industries, Ltd., and a related company (“MHI”) regarding the failure of the replacement steam generators (“RSG”) that MHI supplied for the San Onofre Nuclear Generating Station (“San Onofre”). The arbitration was initiated in October 2013 by SCE in its capacity as Operating Agent for San Onofre, which is co-owned by SCE, San Diego Gas & Electric Co. (“SDG&E”) and the City of Riverside (“Riverside”). SDG&E and Riverside are also claimants in the arbitration.

The arbitration tribunal, in a 2-1 decision, found MHI liable for breach of contract but rejected claimants’ other claims. The tribunal found that damages were subject to contractual limitations on liability. Accordingly, the tribunal awarded the claimants $125 million (SCE's share $98 million) in damages, in addition to $45 million previously paid by MHI (SCE’s share $35 million). In addition, the tribunal ordered the claimants to pay MHI $58 million for legal costs (SCE's share $45 million). The tribunal rejected MHI’s counterclaims. The resulting net recovery to SCE is approximately $52 million. One of the three members of the tribunal issued a concurring and dissenting opinion in which he opined that the claimants had established a basis under California law to overcome the limitation of liability and therefore should have recovered over $1 billion as a result of the RSG failures.

The decision is the final award of the tribunal but can be challenged in court on limited grounds.

Award Allocation among Co-Owners

The decision includes an allocation of damages in accordance with plant ownership shares. The amount of SCE’s share of damages may be adjusted subject to future agreement among the San Onofre co-owners.

Release of Full Tribunal Decision

As required pursuant to the protective order in the arbitration, the parties are conferring regarding the treatment of potentially confidential information in the decision. Subject only to redaction for confidential information, SCE expects to make the decision public when the parties reach agreement on redactions. If the parties are unable to reach agreement, the tribunal will resolve any differences, and the redacted decision will be released following the tribunal’s decision.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)

/s/ Aaron D. Moss
Aaron D. Moss
Vice President and Controller

Date: March 13, 2017

SOUTHERN CALIFORNIA EDISON COMPANY
(Registrant)

/s/ Connie J. Erickson
Connie J. Erickson
Vice President and Controller

Date: March 13, 2017